Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”), dated June 9, 2014 (the “Closing Date”), is by and between Carbon Natural Gas Company, a Delaware corporation (the “Company”) and RBCP Energy Fund Investments, LP (the “Selling Stockholder”).  The Company and the Selling Stockholder are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”

RECITALS:

WHEREAS, Selling Stockholder is the owner of 8,153,777 shares of the Company’s common stock  (the “Shares”);

WHEREAS, the Parties have agreed that the Company shall purchase the Shares from the Selling Stockholder upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Parties do hereby agree as follows:

ARTICLE 1
PURCHASE OF STOCK

1.1           Purchase of Shares.  Subject to the terms and conditions hereinafter set forth, the Company hereby agrees to acquire from the Selling Stockholder the Shares, at a price in cash equal to $3,261,511 in the aggregate (or $0.40 per share) (the “Purchase Price”), and the Selling Stockholder agrees to sell, convey, transfer and assign the Shares to the Company on the Closing Date, free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever.  The certificate(s) representing the Shares will be surrendered and delivered by the Selling Stockholder on the Closing Date, along with a duly executed stock power with Medallion Guarantee, in exchange for the Purchase Price which shall be paid on the Closing Date by wire transfer of immediately available funds to the account or accounts designated by the Selling Stockholder.

1.2           Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of the Company on the Closing Date.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDER

Selling Stockholder represents and warrants to the Company as follows:

2.1           Ownership of the Shares. Selling Stockholder is the record and beneficial owner of the Shares free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever and Selling Stockholder is not subject to, or a party to, any Articles of Incorporation or Bylaws provisions, shareholder control agreements, buy-sell agreements, contracts, instruments or other restrictions of any kind or character which directly or indirectly restrict or otherwise limit in any manner the voting, sale or other disposition of such Shares.

2.2           Authority of Selling Stockholder.  Selling Stockholder has full and unrestricted legal right, power and authority to enter into this Agreement, and to sell, assign, transfer, and deliver to the Company valid, lawful and marketable title to the Shares to be sold, assigned and transferred by Selling Stockholder pursuant to this Agreement. Selling Stockholder represents that neither the execution and delivery of this Agreement or any other agreements contemplated hereby nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of, or result in default or loss of a benefit under, or permit the acceleration of any obligation under, any judgment, order, decree, mortgage, contract, agreement, deed of trust, indenture, lease or other instrument or any federal, state or local statute, law, ordinance, rule, or regulation applicable to Selling Stockholder or any of its assets or property or business.  This Agreement has been duly executed and delivered by the Selling Stockholder and (assuming due execution and delivery by the Company) constitutes the Selling Stockholder’s legal, valid and binding obligation, enforceable against the Selling Stockholder in accordance with its terms.

2.3           Title.  Upon delivery to the Company of certificate(s) representing all of the Shares, the Company will acquire lawful, valid and marketable title to the Shares free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever.

2.4           Prohibitions of Transactions.  Selling Stockholder is not presently a party to or subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or any governmental body which contains any provision which would or could operate to prevent the carrying out of this Agreement or the transactions contemplated hereby. There are no actions, suits, proceedings at law or in equity by any person or entity, or any arbitration or administrative proceeding or other proceeding pending or threatened, which could prevent consummation of the transactions contemplated by this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Selling Stockholder as follows:

3.1           Approval.  The Company has all necessary corporate power and is duly authorized to purchase, acquire and accept the Shares as specified in this Agreement.  The Company has taken all action required to authorize and approve the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby.

3.2           Authority of Company.  The Company has all requisite corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby.  The Company has obtained all necessary approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Selling Stockholder) constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

3.3           Prohibitions of Transactions. The Company is not presently a party to or subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or any governmental body which contains any provision which would or could operate to prevent the carrying out of this Agreement or the transactions contemplated hereby. There are no actions, suits, proceedings at law or in equity by any person or entity, or any arbitration or administrative proceeding or other proceeding pending or threatened, which could prevent consummation of the transactions contemplated by this Agreement.

3.4           Periodic Reports.  The Company has timely filed with the U.S. Securities and Exchange Commission (the “SEC”) all periodic reports required to be filed by the Company on Forms 10-K and 10-Q with the SEC and has filed with the SEC all periodic reports required to be filed on Form 8-K with the SEC.  The purchase of the Shares by the Company pursuant to this Agreement is not prompted by any information concerning the Company or any subsidiary which is not set forth in the periodic reports and other documents of the Company that have been publicly filed on the SEC’s EDGAR website.

ARTICLE 4
CLOSING DELIVERIES

4.1           Deliveries of Selling Stockholder.  Selling Stockholder shall deliver to the Company on the Closing Date the stock certificate(s) representing the Shares duly endorsed for transfer or accompanied by an executed stock power with Medallion Guarantee.

4.2           Deliveries of Buyer. The Company shall deliver to Selling Stockholder on the Closing Date wire transfer of immediately available funds to the following account:

Bank Name:
ABA Bank Routing No.:
Account No.:
Name on Account:

ARTICLE 5
INDEMNIFICATION

5.1           By Company.  The Company agrees to indemnify, reimburse, defend and hold harmless the Selling Stockholder from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, costs of mitigation, reasonable attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing less any undisputable net tax benefits recognized by the Party seeking indemnification as a result of the matter which is the subject of the indemnification claim (collectively, the “Damages”), incurred in connection with, arising out of, resulting from or incident to:

(a)           Any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) any representation or warranty made by the Company in this Agreement or any other document delivered by the Company; or

(b)           Any breach of or failure by the Company to perform any covenant or obligation of the Company set out or contemplated in this Agreement or any other document delivered by the Company.

5.2           By Selling Stockholder.  Selling Stockholder agrees to indemnify, reimburse, defend and hold harmless the Company, from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to:

(a)           Any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) any representation or warranty made by such Stockholder in this Agreement or any other document delivered by Selling Stockholder; or

(b)           Any breach of or failure by Selling Stockholder to perform any covenant or obligation of Selling Stockholder set out or contemplated in this Agreement or any other document delivered by Selling Stockholder.

5.3           Defense of Claims.

(a)           If any action, claim, suit, proceeding, arbitration, order, or governmental investigation or audit (an “Action or Proceeding”) is filed or initiated by any third party against any Party entitled to the benefit of indemnity hereunder (an “Indemnified Party”), the Indemnified Party shall give written notice of such Action or Proceeding to the Party owing indemnity hereunder (an “Indemnifying Party”) as promptly as practicable (and in any event within 30 days after the service of the citation or summons in respect of such Action or Proceeding); provided, however, that the failure of any Indemnified Party to give timely notice of any Action or Proceeding shall not affect any rights to indemnification hereunder except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure.

(b)           After an Indemnified Party gives notice of an Action or Proceeding to an Indemnifying Party, if the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party is obligated under the terms of its indemnity hereunder in connection with such Action or Proceeding, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the Indemnified Party, at the Indemnifying Party’s cost, risk and expense (unless (i) the Indemnifying Party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party), and to compromise or settle such Action or Proceeding, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnified Party may withhold such consent if, among other things, such compromise or settlement (x) would adversely affect the conduct of business of such Indemnified Party or (y) requires less than an unconditional release to be obtained.  If the Indemnifying Party takes control of the defense and investigation of an Action or Proceeding under this Section 5.3, the Indemnifying Party will provide the Indemnified Party access to all records, documents and personnel of the Indemnifying Party and keep the Indemnified Party informed relating to any Action or Proceeding under this Section 5.3

(c)           If (i) the Indemnifying Party fails to assume the defense of such Action or Proceeding within 15 days after the Indemnified Party gives notice thereof pursuant to this Section 5.3, or (ii) the named parties to such Action or Proceeding include both of the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party’s cost and expense, the defense, compromise or settlement of such Action or Proceeding on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such Action or Proceeding shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.  In the event the Indemnified Party assumes the defense of the Action or Proceeding, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement.

(d)           The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 5.3 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any Damages by reason of such settlement or judgment.  Regardless of whether the Indemnifying Party or the Indemnified Party assumes the defense of any Action or Proceeding under this Section 5.3, the Indemnifying Party will pay all costs and expenses in connection with the defense, compromise or settlement for such Action or Proceeding.

(e)           If the Indemnifying Party assumes the defense of any Action or Proceeding under this Section 5.3, the Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and the Indemnifying Party’s attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom. The Indemnifying Party shall pay all expenses due under this Section 5.3 as such expenses become due.  In the event such expenses are not so paid, the Indemnified Party shall be entitled to settle any Action or Proceeding under this Section 5.3 without the consent of the Indemnifying Party and without waiving any rights the Indemnified Party may have against the Indemnifying Party.

5.4           Claims.  After becoming aware of a claim for indemnification under this ARTICLE 5 not involving any Action or Proceeding of the type described in Section 5.3, the Indemnified Party shall give notice to the Indemnifying Party of such claim and the amount the Indemnified Party will be entitled to receive hereunder from the Indemnifying Party; provided, however, that the failure of the Indemnified Party to give notice shall not relieve the Indemnifying Party of its obligations under this ARTICLE 5 except to the extent (if any) that the Indemnifying Party shall have been actually prejudiced thereby.  If the Indemnified Party does not receive an objection in writing (a “Notice of Disagreement”) to such indemnification claim within 30 days of receiving notice thereof, the Indemnified Party shall be entitled to recover promptly from the Indemnifying Party the amount of such claim, and no later objection by the Indemnifying Party shall be permitted.  If the Indemnifying Party agrees that it has an indemnification obligation but objects in a timely-delivered Notice of Disagreement that it is obligated to pay only a lesser amount, the Indemnified Party shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Party’s claim for the difference.

ARTICLE 6
 MISCELLANEOUS

6.1           Survival of Representations and Warranties.  The representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered to the Company or Selling Stockholder in connection with this Agreement will survive the Closing Date and the consummation of the transactions contemplated hereby.

6.2           Further Assurances.  Following the date hereof, each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

6.3           Expenses.  The Company and Selling Stockholder will each pay all of their respective legal and other expenses incurred in the preparation of this Agreement and the performance of the terms and conditions hereof.

6.4           Governing Law.  This Agreement shall be construed and enforced in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

6.5           Entire Agreement.  This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the Parties hereto with respect to the subject matter contained herein.  There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein.  This Agreement supersedes all prior agreements and undertakings between the Parties with respect to such subject matter.  No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the Party to be bound thereby.

6.6           Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.7           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

6.8           Section Headings. Section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof.

6.9           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.10         Waiver.  Waiver by any Party hereunder of any breach of or failure to comply with any provision of this Agreement by the other Party shall not be construed as, or constitute a continuing waiver of, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

6.11         Non-exclusivity.  The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and shall be in addition to any and all other rights, remedies, powers and privileges granted by law, rule, regulation or instrument.

6.12         Notices.  All notices, requests, consents and other communications required or permitted hereunder must be in writing and must be personally delivered, mailed first-class postage prepaid, registered or certified mail, or delivered by a nationally recognized overnight courier:

If to the Selling Stockholder:

RBCP Energy Fund Investments LP
c/o RBCP Capital Partners
Royal Bank Plaza, South Tower
200 Bay Street, 9th Floor
Toronto, Ontario  M5J 2J2

If to the Company:

Carbon Natural Gas Company
1700 Broadway, Suite 1170
Denver, CO  80290
Attention: Patrick R. McDonald

With a copy to:

Welborn Sullivan Meck & Tooley, P.C.
1125 17th Street, Suite 2200
Denver, CO  80202
Attention: Jeffrey J. Peterson

or to such other address as Selling Stockholder or the Company may specify to the other by written notice, and such notices and other communications will be treated as being effective or having been given when delivered, if personally delivered, or when received, if sent by mail.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto on the day and year first above written.

COMPANY:
CARBON NATURAL GAS COMPANY,
a Delaware corporation

By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
Chief Executive Officer

SELLING STOCKHOLDER:
RBCP ENERGY FUND INVESTMENTS LP

By:	2001 RBCP U.S. GP LIMITED, its general partner

	By:	/s/ Amy Swaim
	Name:	Amy Swaim
	Title:	Treasurer